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                                   EXHIBIT 21


                           Subsidiaries of Registrant


                   Subsidiary                               Jurisdiction
                   ----------                               ------------


Altek Industries Corp.                                      New York


Transmation Singapore Pte. Ltd.                             Singapore


Transmation (Canada) Inc.                                   Canada


Transcat, FSC                                               U.S. Virgin Islands


MetersandInstruments.com                                    New York